EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this " Agreement "), is made and entered into this 4th day of December, 2008, but effective January 1, 2009 (the "Effective Date"), by and between Cienega Creek Holdings Inc., a Nevada corporation (the " Employer "), and Michael A. Klinicki, an individual (the " Employee ").
                The parties, intending to be legally bound, agree as follows:

 1.    EMPLOYMENT TERMS AND DUTIES

1.1 Employment. The Employer hereby employs the Employee, and the Employee hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

1.2 Term. The Employer hereby employs the Employee effective as of the Effective Date. The employment with the Employer is not for any specified period of time. As a result, either the Employer or the Employee is free to terminate the employment relationship at any time, subject to the other provisions of this Agreement. Unless earlier terminated, this Agreement will terminate on December 31, 2013.

1.3 Termination. If the Employee is terminated by the Employer for any reason (including a Change of Control as hereinafter defined), he will receive Salary as severance in an amount equal to twelve months of Salary.

For purposes of this Agreement, a Change of Control shall mean the first to occur of:
                                               (i)   an event resulting in any
"person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than (1) the Employer or any Affiliate of the Employer as of the date of this Agreement, (2) any employee benefit plan of the Employer or any Affiliate of the Employer, or (3) any person or entity organized, appointed or established by the Employer for or pursuant to the terms of any such plan, acquiring beneficial ownership of voting securities of the Employer, is or becomes the beneficial owner, directly or indirectly, of securities of the Employer representing 50% or more of the combined voting power of the Employer's then outstanding securities.

(ii) consummation of a reorganization, merger or consolidation of the Employer (a " Business Combination "), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners of outstanding voting securities of the Employer immediately prior to such Business Combination beneficially own, by reason of such ownership of the Employer's voting securities immediately before the Business Combination, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Employer resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the outstanding voting securities of the Employer immediately prior to such Business Combination; or

(iii) approval by the stockholders of the Employer of a complete liquidation or dissolution of the Employer.

1.4 Duties . The Employee will have such duties as are assigned or delegated to the Employee by the Board. The Employee will devote a minimum of ten percent (10%) of his business time to the business of the Employer, will use his best efforts to promote the success of the Employer's business, and will cooperate fully with the Board in the advancement of the best interests of the Employer. Employee will not compete with the Employer during the Employment Period.

2.    COMPENSATION

2.1 Salary . The Employee will be paid an annual salary of $50,000 (the " Salary "), which, at the Board's discretion, will be payable in either lump-sum payment, multiple payments, or equal periodic installments no less frequently than monthly. During the term of this Agreement, the salary may be increased by the Board.

2.2 Benefits . During the Employment Period, the Employee shall be permitted to participate in such pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Employee is eligible under the terms of those plans (collectively, the " Benefits ").

2.3   Stock Options .  No stock options are to be granted under this agreement.


Signed on this date, December 4, 2008
Employee:

/s/ Michael A. Klinicki
Michael A. Klinicki


Signed on this date, December 4, 2008
Board Member(s):

/s/ Michael A. Klinicki
Michael A. Klinicki
/s/ Daniel J. Cavazos
Daniel J. Cavazos